SUB-ITEM 77Q3

AIM ASIA PACIFIC GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A,74U, AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-6463
SERIES NO.: 9


72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
      Class A                      3,795
      2. Dividends for a second class of open-end company shares
         (000's Omitted)
      Class B                         99
      Class C                        144

73A. Payments per share outstanding during the entire current period:
     (form nnn.nnnn)
      1. Dividends from net investment income
      Class A                     0.2091
      Dividends for a second class of open-end company shares (form nnn.nnnn)
      Class B                     0.0357
      Class C                     0.0357

74U. 1. Number of shares outstanding (000's Omitted)
      Class A                     18,367
     2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
      Class B                      2,737
      Class C                      4,008

74V. 1.  Net asset value per share (to nearest cent)
      Class A                      25.48
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                      23.93
      Class C                      23.83